Exhibit 99.1

News Release

Victory Capital Reports December 2025 Total Client Assets

Schedules Fourth-Quarter Financial Results Conference Call for February 5

San Antonio, Texas, January 13, 2026 ― Victory Capital Holdings, Inc. (NASDAQ: VCTR) (“Victory Capital” or the “Company”) today reported Total Assets Under Management (AUM) of $313.8 billion, Other Assets of $2.8 billion, and Total Client Assets of $316.6 billion, as of December 31, 2025.

For the month of December, Average Total AUM was $314.5 billion, average Other Assets was $2.8 billion, and average Total Client Assets was $317.3 billion.

For the fourth quarter, the Company reported long-term AUM net flows of -$2,089 million.

Victory Capital Holdings, Inc.
Total Client Assets (unaudited; in millions) [1]

	As of:
By Asset Class	Dec. 31, 2025	Nov. 30, 2025
Solutions	$91,228	$90,131
Fixed Income	80,544	80,827
U.S. Mid Cap Equity	29,993	31,024
U.S. Small Cap Equity	11,179	12,242
U.S. Large Cap Equity	63,380	63,624
Global / Non-U.S. Equity	30,680	30,229
Alternative Investments	3,038	2,993
Total Long-Term Assets	$310,042	$311,070
Money Market / Short Term Assets	3,733	3,777
Total Assets Under Management[2]	$313,775	$314,846

By Vehicle
Mutual Funds[3]	$172,203	$173,496
Separate Accounts and Other Pooled Vehicles[4]	126,523	126,671
ETFs[5]	15,049	14,679
Total Assets Under Management	$313,775	$314,846

Other Assets[6]
Institutional	$2,846	$2,818
Total Other Assets	$2,846	$2,818

Total Client Assets
Total Assets Under Management	$313,775	$314,846
Total Other Assets	2,846	2,818
Total Client Assets	$316,621	$317,664

By Region
U.S.	$261,821	$263,706
Non-U.S.	54,799	53,958
Total Client Assets	$316,621	$317,664

Fourth-Quarter Conference Call and Webcast Details

Victory Capital will report fourth-quarter 2025 financial results after the market closes on Wednesday, February 4, 2026. The Company will host a conference call the following morning, Thursday, February 5, at 8:00 a.m. ET to discuss the results. Victory Capital’s earnings release and supplemental materials will be available on the investor relations section of the Company’s website at https://ir.vcm.com before the conference call begins.

To participate in the conference call, please call 1-800-715-9871 (domestic) or 1-646-307-1963 (international), shortly before 8:00 a.m. ET and reference the Victory Capital Conference Call. A live, listen-only webcast will also be available via the investor relations section of the Company’s website at https://ir.vcm.com. For anyone who is unable to join the live event, an archive of the webcast will be available for replay, at the same location, shortly after the call concludes.

1Due to rounding, numbers presented in these tables may not add up precisely to the totals provided.

2Total AUM includes both discretionary assets under management and non-discretionary assets under advisement and excludes Other Assets.

3Includes institutional and retail share classes, money market and VIP funds.

4Includes wrap program accounts, CITs, UMAs, UCITS, private funds, and non-U.S. domiciled pooled vehicles.

5Represents only ETF assets held by third parties and excludes ETF assets held by other Victory Capital products.

6Includes low-fee (2 to 4 bps) institutional assets. These assets are included as part of Victory’s Regulatory Assets Under Management reported in Form ADV Part 1.

About Victory Capital

Victory Capital (NASDAQ: VCTR) is a diversified global asset management firm with $316.6 billion in total client assets, as of December 31, 2025. We serve institutional, intermediary, and individual clients through our Investment Franchises and Solutions Platform, which manage specialized investment strategies across traditional and alternative asset classes. Our differentiated approach combines the power of investment autonomy with the support of a robust, fully integrated operational and distribution platform. Clients have access to focused, top-tier investment talent equipped with comprehensive resources designed to deliver competitive long-term performance.

Victory Capital is headquartered in San Antonio, Texas. To learn more, visit www.vcm.com or follow us on Facebook, Twitter (X), and LinkedIn.

Contacts

Investors:

Matthew Dennis, CFA

Chief of Staff

Director, Investor Relations

216-898-2412

mdennis@vcm.com

Media:
Jessica Davila

Director of Global Communications

210-694-9693

Jessica_davila@vcm.com